Exhibit 8.1

Number	Name of the Subsidiary
1	Leoch International Holding Pte. Limited
2	Leoch Battery Pte. Ltd.
3	Leoch Super Power (Vietnam) Company Limited
4	Leoch Battery Corporation
5	Energymax Power (M) Sdn Bhd
6	Leoch Battery (Vietnam) Company Limited
7	Leoch Batteries India Private Limited
8	Leoch Super Power India Private Limited
9	Leoch France
10	LEOCH BATTERY AUSTRALIA PTY LTD
11	LEOCH Nordeuropa GmbH
12	Leoch Lanka (Private) Limited
13	Leoch Battery UK Ltd
14	Tele Power Sdn Bhd
15	Leoch Italia s.r.l.
16	Leoch International Vietnam Limited Liabilities Company
17	LEOCH IBERIA S.L.
18	Leoch Battery (Thailand) Co., Ltd.
19	Topsource Express Line Pte. Ltd.
20	Topsource Energy (M) Sdn Bhd
21	Leoch Runto Mexico Limited
22	Leoch Metals Pte. Ltd.
23	PT LEOCH BATTERY INDONESIA
24	LEOCH INVEST PTE. LTD.
25	LEOCH EUROPE SINGLE MEMBER S.A.
26	Leoch Green Energy Limited
27	Kachi Energy Limited
28	Shenzhen Leoch Energy Technology Ltd.
29	Shenzhen Leoch Energy Technology Ltd.(Zhaoqing Branch)
30	Shenzhen Leoch Energy Technology Ltd.(Anhui Branch)
31	Shenzhen Leoch Energy Technology Ltd.(Jinhu Branch)
32	Leoch International Corporation
33	Leoch Battery (M) Sdn Bhd
34	LEOCH DBS Limited
35	DEL SOL GLOBAL LIMITED
36	Leoch Energy Corporation
37	LEOCH SOLUTIONS LTDA
38	FIRST SOURCE TECHNOLOGY PTE. LTD.
39	DONWAY ACCESSORIES(M) SDN. BHD
40	LUCIKAR INTERNATIONAL (HK)LIMITED
41	Leoch Energy (Vietnam) Co., Ltd.